Exhibit (c)(xiii)

 October 2023  Discussion Materials  Project Domino  Certain portions of this exhibit have been redacted. The omitted information is not material and is the type of information that is customarily and actually treated as private and confidential.  Strictly Private and Confidential  Banking, Capital Markets and Advisory | Consumer & Retail Investment Banking  ILLUSTRATIVE DRAFT – Subject to Further Diligence and Revision

 $123  $123  $132  $128  $144  $133  $428  $428  $446  $445  $467  $463  $489  $511  $533  $150  $157  $164  $578  $611  $639  $667  $697  $481  $501  $521  $138  $144  $149  $573  $596  $619  $644  $670  Total Revenue  $ in millions  $551 $551  $79  $95  $103  $111  $118  $125  $79  $82  $86  $89  $93  $96  $25  $47  $48  $49  $49  $49  $25  $29  $30  $31  $32  $34  Total Adj. EBITDA  $ in millions  Unlevered Free Cash Flow  $ in millions  Domino Case Comparison  Seller Forecast Haircut  Seller Forecast  Source: VDR 2.1.1 Project World - Financial Forecast dated September 2023, Company filings, and supporting documents.  1  2  3  2023E 2024E 2025E 2026E 2027E 2028E  % Margin  YoY Growth  5.0%  4.0%  5.7%  4.0%  4.5%  4.0%  4.5%  4.0%  4.5%  4.0%  % Growth by Product Segmen  t  Branded CPG  4.3%  4.0%  4.7%  4.0%  4.5%  4.0%  4.5%  4.0%  4.5%  4.0%  Flavors & Ingredients  7.4%  4.0%  8.9%  4.0%  4.5%  4.0%  4.5%  4.0%  4.5%  4.0%  2023E 2024E 2025E 2026E 2027E 2028E  % Margin  Branded CPG Flavors & Ingredients  Branded CPG Flavors & Ingredients  2023E  1  2024E  2025E  2026E  2027E  2028E  4.5% 4.5% 8.1% 5.0% 7.8% 5.0% 7.6% 5.0% 7.4% 5.0% 7.0% 5.0%  14% 14% 16% 14% 17% 14% 17% 14% 18% 14% 18% 14%

 Domino Haircut Case: Pro Forma Financial Summary  Source:  VDR 2.1.1 Project World - Financial Forecast dated September 2023, Company filings, and supporting documents.  ($ in millions)  Domino  Pro Forma  2024E Revenue  (Y-o-Y Growth)  $573  4.0%  2024E Adjusted EBITDA  (Margin)  $82  14.4%  2024E Capex  (% of Revenue)  $7  0.7%  2024E Change in NWC  (% of Revenue)  ($6)  1.0%  2024E Unlevered Free Cash Flow (FCF Conversion)  $29  35.0%  2

 Financial Summary: Seller Forecast Haircut  Assumptions  •  •  •  •  1 Revenue  Domino ’24-’28E Revenue assumes a constant 4.0% growth in revenue.  2 Adjusted EBITDA  Domino ’24-’28E Adjusted EBITDA assumes a flat margin of 14.4%.  5 Change in NWC  Domino ’24-’28E change in NWC assumes an increase of 1% of total Domino revenue.  1  2  4 Total Capital Expenditure  6 Unlevered Free Cash Flow  Unlevered Free Cash Flow assumes a 40% tax rate.  3  Synergized Adjusted EBITDA  Domino ’24-’28E Synergized Adjusted EBITDA assumes $20mm of run-rate synergies.  Capital Expenditures  Domino ’24-’28E capital expenditure assumes the prior year’s margin of 1.3% is held constant.  Domino Revenue  $551  $573  $596  $619  $644  $670  % Growth  2.3%  4.0%  4.0%  4.0%  4.0%  4.0%  Total Revenue  $997  $1,058  $1,111  $1,158  $1,205  $1,251  % Growth  6.2%  5.0%  4.3%  4.0%  3.8%  Domino Adjusted EBITDA  $79  $82  $86  $89  $93  $96  % Margin  14.4%  14.4%  14.4%  14.4%  14.4%  14.4%  Total Adjusted EBITDA  % Margin  $159  16.0%  $174  16.5%  $189  17.0%  $201  17.4%  $208  17.3%  $219  17.5%  Domino Run-Rate Synergies  --  $20  $20  $20  $20  $20  % Margin  --  3.5%  3.4%  3.2%  3.1%  3.0%  Domino Cost to Achieve  --  ($13)  ($7)  --  --  --  % Margin  --  (2.3%)  (1.2%)  --  --  --  Total Synergized Adjusted EBITDA  $159  $181  $202  $221  $228  $239  % Margin  16.0%  17.1%  18.2%  19.1%  18.9%  19.1%  Domino Capital Expenditure  $7  $7  $8  $8  $8  $9  Domino Unlevered FCF  $25  $29  $30  $31  $32  Fiscal Year Ending December 31, 2025E 2026E  ($ in millions)  2023E  2024E  2027E  2028E  P&L Detail  % of Revenue  1.3%  1.3%  1.3%  1.3%  1.3%  1.3%  $37  $36  $39  $32  $33  $35  % of Revenue  3.7%  3.4%  3.5%  2.8%  2.8%  2.8%  Domino Change in NWC  ($9)  ($6)  ($6)  ($6)  ($6)  ($7)  5 Total Change in NWC  ($3)  ($13)  ($13)  ($13)  ($13)  ($14)  $  Synergies (After-Tax)  --  4  8  12  12  12  6 Total Unlevered FCF  $62  $69  $79  $99  $105  $110  FCF Conversion %  39.2%  39.3%  41.9%  49.1%  50.6%  50.2%  Source: Note:  VDR 2.1.1 Project World - Financial Forecast dated September 2023, Company filings, and supporting documents. Market update as of October 5, 2023. 2023E Domino is based on Project World - Financial Forecast provided by the sell-side.  3

 Summary Returns Analysis: Seller Forecast Haircut  2028E Exit  Leverage @ Close  Leverage assumptions per Citi Leverage Finance  $626mm debt at close (implies ~4.4x 2023E LTM leverage) + $30mm revolver (undrawn at close)  Remainder of required sources funded with equity contribution  Go-Forward Leverage Policy  Assumes existing Term Loan B and New Term Loan B are both refinanced on maturity  Utilize $30mm revolver before requiring any further equity injections  Any excess funds build cash balance  Exit Assumptions  Exit on December 31, 2028E (five-year hold)  10.0x Adj. EBITDA exit multiple  Implied IRR / MOIC  15.7% / 2.1x  15.3% / 2.0x  14.9% / 2.0x  14.6% / 2.0x  14.3% / 1.9x  13.9% / 1.9x  13.6% / 1.9x  2028E PF Adj. EBITDA(1) @ Exit  $239  $239  $239  $239  $239  $239  $239  Equity Contribution Required  $338  $347  $357  $366  $376  $385  $395  2023E PF Adj.  EBITDA & Gross Leverage @ Close:  $159 / 3.9x  $159 / 3.9x  $159 / 3.9x  $159 / 3.9x  $159 / 3.9x  $159 / 3.9x  $159 / 3.9x  Implied Equity Value Per Share  $2.61  $2.81  $3.01  $3.21  $3.40  $3.60  $3.80  Illustrative Price Per Share  $4.00  $4.25  $4.50  $4.75  $5.00  $5.25  $5.50  ($ in millions, except per share data)  Source: Note:  VDR 2.1.1 Project World - Financial Forecast dated September 2023, Company filings, and supporting documents. Market update as of October 5, 2023.  4

 Transaction Overview Pro Forma Capitalization at Close  Deleveraging Profile (Gross Debt / Synergized Adj. EBITDA)  Sources & Uses @ $4.00 Illustrative Price per Share  $ in millions  Sources  Transaction Funding:  ‒ Targeting illustrative $626mm debt at close, implies leverage of 4.4x (LTM 6/30/2023 PF Adj. EBITDA $143mm)  ‒ Remainder funded with sponsor equity  Leverage Policy:  ‒ Assumes existing Term Loan B and New Term Loan B are both refinanced on maturity  ‒ Utilize $30mm revolver before requiring any further equity injections  ‒ Any excess funds build cash balance  Other Key Assumptions:  ‒ 5-year hold period (exit on 12/31/2028E)  ‒ $8mm minimum cash (  ‒ Illustrative Transaction Fees and OID of ~$20mm  ‒ Management equity ownership of 5.0%  ‒ Synergies / cost savings are realized from 2024E and achieve run-rate of $20mm by 2026E, the cost to achieve synergies has also been included  Illustrative Returns Analysis: Seller Forecast Haircut  ($ in millions)  Domino R Jun-23  J  Cash and Cash Equivalents  $24  Debt:  Existing Revolving Credit Facility ($125mm) Existing First Lien Term Loan B  Existing First Lien Term Loan B  $72  359  --  New Incremental Term Loan B  --  2  Total Debt  $431  (/) 2023E LTM Adjusted EBITDA  $76  Total Debt / Adjusted EBITDA  5.6x  Net Debt / Adjusted EBITDA  5.3  3.9x  3.6x  3.3x  3.0x  2.9x  2.7x  @ Close  Total Debt  2024E  2025E  2026E  2027E  2028E  $613  $607  $601  $595  $626 $620  Synergized Adj. EBITDA  $159 $181  $202  $221  $228  $239  $ mm  %  New Transaction Term Loan  $250  40%  Rolled Equity of Domino Shareholders (21%)  41  6  Incremental Sponsor Equity Contribution  338  54  Total Sources  $629  100%  Uses  $ mm  %  Purchase of Domino Repay Existing Net Debt  Illustrative Transaction Fees and OID Minimum Cash  $194 407  20  8  31%  65  3  1  Total Uses  $629  100%  Source: Note:  VDR 2.1.1 Project World - Financial Forecast dated September 2023, Company filings, and supporting documents. Market update as of October 5, 2023.  5

 Sensitivity Analysis: Seller Forecast Haircut  VDR 2.1.1 Project World - Financial Forecast dated September 2023, Company filings, and supporting documents. Market update as of October 5, 2023.  Source: Note:  Assumptions also include $20mm of run-rate synergies.  $5.25  $5.50  Illustrative IRR Sensitivities  Assuming 10.0x Exit Multiple  Illustrative Price per Share  $4.00 $4.25 $4.50 $4.75 $5.00  Incremental PF Leverag  1.3x  15.3%  15.0%  14.6%  14.3%  14.0%  13.7%  13.4%  1.4  15.4  15.1  14.8  14.4  14.1  13.8  13.5  1.5  15.6  15.2  14.9  14.5  14.2  13.9  13.5  1.6  15.7  15.3  15.0  14.6  14.3  14.0  13.6  1.7  15.8  15.5  15.1  14.7  14.4  14.1  13.7  1.8  16.0  15.6  15.2  14.9  14.5  14.2  13.8  1.9  16.1  15.7  15.3  15.0  14.6  14.3  13.9  Illustrative Price per Share  Assuming 3.9x Gross Leverage @ Close  Required IRR  Exit Multiple  10.0%  12.0%  14.0%  16.0%  18.0%  20.0%  22.0%  10.0%  12.0%  14.0%  16.0%  18.0%  20.0%  22.0%  8.5x  $4.41  $3.77  $3.20  $2.69  $2.22  $1.80  $1.42  9.0  4.94  4.25  3.64  3.09  2.59  2.14  1.74  9.5  5.46  4.74  4.08  3.49  2.96  2.48  2.05  10.0  5.99  5.22  4.52  3.90  3.33  2.83  2.37  10.5  6.52  5.70  4.96  4.30  3.70  3.17  2.68  11.0  7.04  6.18  5.40  4.70  4.07  3.51  2.99  11.5  7.57  6.66  5.84  5.11  4.45  3.85  3.31  Illustrative Price per Share  Assuming 10.0x Exit Multiple  Required IRR  Incremental PF Leverag  1.3x  $6.10  $5.24  $4.47  $3.77  $3.15  $2.58  $2.07  1.4  6.06  5.23  4.49  3.82  3.22  2.67  2.18  1.5  6.02  5.22  4.51  3.87  3.29  2.76  2.29  1.6  5.98  5.21  4.53  3.91  3.35  2.85  2.40  1.7  5.93  5.20  4.54  3.95  3.42  2.94  2.50  1.8  5.88  5.18  4.55  3.99  3.48  3.02  2.61  1.9  5.83  5.16  4.56  4.03  3.54  3.10  2.71  $5.25  $5.50  8.5x  11.3%  10.9%  10.6%  10.3%  9.9%  9.6%  9.3%  9.0  12.8  12.5  12.1  11.8  11.5  11.1  10.8  9.5  14.3  13.9  13.6  13.2  12.9  12.6  12.2  10.0  15.7  15.3  14.9  14.6  14.3  13.9  13.6  10.5  17.0  16.6  16.3  15.9  15.6  15.2  14.9  11.0  18.3  17.9  17.5  17.2  16.8  16.5  16.1  11.5  19.5  19.1  18.7  18.4  18.0  17.7  17.3  Illustrative IRR Sensitivities  Assuming 3.9x Gross Leverage @ Close  Illustrative Price per Share  $4.00 $4.25 $4.50 $4.75 $5.00  Exit Multiple  $950  $1,000  8.5x  9.0  9.5  10.0  10.5  11.0  11.5  16.6%  18.2  19.8  21.2  22.6  23.9  25.2  15.1%  16.7  18.2  19.6  21.0  22.3  23.6  13.7%  15.3  16.8  18.2  19.5  20.8  22.1  12.4%  13.9  15.4  16.8  18.2  19.4  20.7  11.2%  12.7  14.2  15.6  16.9  18.1  19.4  10.0%  11.5  13.0  14.4  15.7  16.9  18.1  8.9%  10.5  11.9  13.2  14.5  15.8  17.0  Exit Multiple  $5.25  $5.50  '23-'28 EBITDA CAGR  8.5%  15.7%  15.3%  14.9%  14.6%  14.3%  13.9%  13.6%  9.0  16.4  16.0  15.7  15.3  15.0  14.7  14.3  10.0  17.7  17.4  17.0  16.6  16.3  16.0  15.6  11.0  19.0  18.7  18.3  17.9  17.6  17.3  16.9  12.0  20.3  20.0  19.6  19.2  18.9  18.5  18.2  13.0  21.6  21.3  20.9  20.5  20.2  19.8  19.5  14.0  22.9  22.5  22.2  21.8  21.4  21.1  20.7  Illustrative IRR Sensitivities  Assuming 10.0x Exit Multiple  Illustrative Price per Share  $4.00 $4.25 $4.50 $4.75 $5.00  Illustrative IRR Sensitivities  Assuming 3.9x Gross Leverage @ Close  Royal Oak Firm Value  $700 $750 $800 $850 $900  6

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